EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-101295 on Form S-8 of Comcast Corporation of our report dated June 23, 2004 appearing in the Annual Report on Form 11-K of the Comcast Corporation Retirement-Investment Plan for the year ended December 31, 2003.

/s/    Deloitte & Touche LLP

Philadelphia, Pennsylvania

August 9, 2004